                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT

                                    between

                           KORN/FERRY INTERNATIONAL

                                      and

                                WINDLE B. PRIEM



                                  May 1, 1999

                              Table of Contents

                                                                                         Page
EMPLOYMENT AGREEMENT..................................................................    1
     1.   Employment..................................................................    1
     2.   Term of Employment..........................................................    1
     3.   Position, Duties and Responsibilities.......................................    1
     4.   Annual Compensation.........................................................    2
          (a)  Base Salary............................................................    2
          (b)  Annual Cash Incentive Award............................................    2
     5.   Employee Benefit Programs and Perquisites...................................    3
          (a)  General................................................................    3
          (b)  Reimbursement of Business Expenses.....................................    4
          (c)  Conditions of Employment...............................................    4
     6.   Termination of Employment...................................................    4
          (a)  Death..................................................................    4
          (b)  Disability.............................................................    5
          (c)  Termination by the Company for Cause, Voluntary Termination by
               Executive or Failure to Renew by Executive.............................    6
          (d)  Termination by the Company Without Cause, by Executive for Good
               Reason or for Failure by the Company to Renew this Agreement
               Prior to Change in Control.............................................    7
          (e)  Termination by the Company Without Cause or by Executive for Good
               Reason Following a Change in Control...................................    9
     7.   No Mitigation; No Offset....................................................   11
     8.   Confidential Information; Cooperation with Regard to Litigation.............   11
          (a)  Nondisclosure of Confidential Information..............................   11

                                                                                       Page
          (b)  Definition of Confidential Information...............................    12
          (c)  Cooperation in Litigation............................................    13
     9.   Non-solicitation..........................................................    13
     10.  Stock Option Grant........................................................    14
     11.  Remedies..................................................................    14
     12.  Resolution of Disputes....................................................    14
     13.  Indemnification...........................................................    15
          (a)  Company Indemnity....................................................    15
          (b)  No Presumption Regarding Standard of Conduct.........................    16
          (c)  Liability Insurance..................................................    17
     14.  Effect of Agreement on Other Benefits.....................................    17
     15.  Assignment; Binding Nature................................................    17
     16.  Representations...........................................................    18
     17.  Entire Agreement..........................................................    18
     18.  Amendment or Waiver.......................................................    18
     19.  Severability..............................................................    19
     20.  Survivorship..............................................................    19
     21.  Beneficiaries/References..................................................    19
     22.  Governing Law.............................................................    19
     23.  Notices...................................................................    19
SCHEDULE A DEFINITION OF CHANGE IN CONTROL..........................................     1
EXHIBIT A FORM OF STOCK OPTION AGREEMENT............................................     1

                             EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of May 1999, by and between KORN/FERRY INTERNATIONAL, a California corporation with its principal offices in Los Angeles, California (the "Company"), and WINDLE B. PRIEM, an individual (the "Executive").

          1.   Employment. The Company agrees to employ Executive and Executive
               ----------
agrees to be employed by the Company upon the terms and conditions set forth in this Agreement.

          2.   Term of Employment.  Executive's employment under this Agreement
               ------------------
will begin on May 1, 1999 and will continue for an initial term ending April 30, 2002. This Agreement will be automatically renewed for one two-year period; provided, however, that either the Company or Executive may terminate this Agreement at the end of the initial term by delivering to the other party at least 30 day's prior written notice of its election not to renew this Agreement. (In this Agreement, the delivery of such notice shall be referred to as a "failure to renew" the Agreement.)

          3.   Position, Duties and Responsibilities.  Executive will serve as
               -------------------------------------
Chief Executive Officer and President of the Company with duties and responsibilities customary to such offices. During the term of Executive's employment under this Agreement, the Company will use its best efforts to cause Executive to be a member of the Company's Board of Directors (the "Board"). Executive will report directly to and will perform such duties and functions consistent with Executive's position as are assigned to Executive, by the Board. At the request of the Board, Executive will serve as an officer or director of the Company's subsidiaries and other affiliates without additional compensation. Executive will devote substantially all of Executive's business time and attention to the performance of Executive's obligations, duties and responsibilities under this Agreement. Subject to Company policies applicable to senior executives generally, Executive may engage in personal, charitable, professional and investment activities, to the extent such activities do not conflict or interfere with Executive's obligations to, or Executive's ability to perform the normal duties and functions of Executive pursuant to this Agreement.

          4.   Annual Compensation.
               -------------------

          (a)  Base Salary. In consideration of Executive's services to the
               -----------
Company pursuant to this Agreement, the Company will pay a Base Salary to Executive of $600,000 annually, in accordance with its regular payroll practices (the "Base Salary"). The Board will review the level of the Base Salary at least annually, beginning in April 2000. The Board, acting in its discretion, may increase (but may not decrease) the annual rate of the Base Salary in effect at any time, unless the Board concludes that an across-the-board reduction in compensation is required for all executive officers of the Company, in which case the Executive's compensation shall be ratably reduced.

          (b)  Annual Cash Incentive Award.  Executive will participate in the
               ---------------------------
Company's annual incentive cash bonus plan established for senior executives, with an annual target bonus equal to 100% of Base Salary and an annual maximum bonus of up to 200% of Base Salary. Executive's annual incentive bonus will be payable within 120 days after the end of the fiscal year for which it is earned. Such annual cash incentive award shall be considered earned only if Executive is employed by the Company as of the last day of the fiscal year to which the award applies.

          5.   Employee Benefit Programs and Perquisites.
               -----------------------------------------

          (a)  General. Executive will be entitled to participate in such
               -------
retirement or pension plans, stock option or other equity compensation plans, group health, long term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites sponsored or maintained by the Company from time to time for the benefit of its senior executives generally, including four weeks paid vacation. In addition, in the event that Executive's employment is terminated by the Company without Cause (as defined in Section 6(c) hereof) or this Agreement terminates after the initial term, by Executive for Good Reason (as defined in Section 6(d) hereof) the Company shall provide Executive with post-retirement group health insurance through the expiration of the initial term of this Agreement or any extension thereof, and such coverage shall be paid for by the Company. If COBRA coverage expires before the expiration of the initial term of this Agreement or any extension thereof, then the Company shall pay Executive an amount needed to secure comparable coverage through such expiration date. If Executive's employment is terminated for Cause or Executive voluntarily terminates (other than for Good Reason) his services hereunder prior to the expiration of the initial term of this

Agreement or any extension thereof, then he only shall be entitled to post-retirement COBRA coverage at his expense. Unless otherwise stated, all provisions for COBRA coverage hereinafter shall be at Executive's expense.

          (b)  Reimbursement of Business Expenses. Executive is authorized to
               ----------------------------------
incur reasonable expenses in accordance with the Company's written policy in carrying out Executive's duties and responsibilities under this Agreement, and the Company will promptly reimburse Executive for all such expenses that are so incurred upon presentation of appropriate vouchers or receipts, subject to the Company's expense reimbursement policies applicable to senior executive officers generally. Executive shall be reimbursed for reasonable legal fees incurred in connection with the negotiation and drafting of this Agreement.

          (c)  Conditions of Employment. Executive's place of employment during
               ------------------------
the term of Executive's employment under this Agreement will be at the New York City and Boston offices of the Company, subject to regular business travel. The conditions of Executive's employment, including, without limitation, office space, office appointments, secretarial, administrative and other support, will be consistent with Executive's status as a senior executive officer of the Company.

          6.   Termination of Employment.
               -------------------------

          (a)  Death. If Executive's employment with the Company terminates
               -----
before the end of the term by reason of Executive's death, then, as soon as practicable thereafter, the Company will pay to Executive's estate an amount equal to Executive's "Accrued Compensation" (as defined below), and all outstanding stock options held by Executive at the time of Executive's death will become fully vested (whether or not fully vested immediately prior to Executive's death) and remain exercisable until their originally scheduled expiration dates. Executive's spouse and covered dependents will be entitled to continue to participate in the Company's group health plan(s) after Executive's death for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment by reason of Executive's death.

          For purposes of this Agreement, the term "Accrued Compensation" means, as of any date, the amount of any unpaid Base Salary and annual incentive award unpaid and earned by Executive through the date in which such death occurs, plus any additional amounts and/or benefits payable to or in respect of Executive under and in accordance with the provisions of any employee plan, program or arrangement under which Executive is covered immediately prior to Executive's death. In the event Executive becomes disabled or dies before the end of an incentive year, the Board will have discretionary right, but not the obligation, to waive the requirement that Executive be employed for the entire year.

     (b)  Disability. If the Company terminates Executive's employment by reason
          ----------
of Executive's "disability" (as defined below), then Executive will be entitled to (1) Executive's Accrued Compensation through Executive's employment termination date, (2) accelerated vesting of all outstanding stock options, and remain exercisable until their originally scheduled expiration dates, and (3) continued participation for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment by reason of Executive's disability. For purposes of this Agreement, the term "disability" means any medically determinable physical or mental condition or impairment which prevents the Executive from performing the principal functions of Executive's duties that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period as determined by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the Company and Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third doctor who shall be the approved medical doctor for this purpose.

     (c)  Termination by the Company for Cause, Voluntary Termination by
          --------------------------------------------------------------
Executive or Failure to Renew by Executive.  If the Company terminates
------------------------------------------
Executive's employment for "Cause" (as defined below), or if Executive voluntarily terminates Executive's employment without "Good Reason" (as defined in Section 6(d) below) before the end of the stated term of this Agreement that is then in effect, or if Executive fails to renew this Agreement after the initial term, then the Company shall pay to Executive within 30 days after the date of such termination Executive's Accrued Compensation through the date Executive's employment terminates. For purposes of this Agreement, "Cause" means if (i) the Executive is convicted of a felony involving moral turpitude or
(ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such act or nonact was in the best interests of the Company.

     (d)  Termination by the Company Without Cause, by Executive for Good Reason
          ----------------------------------------------------------------------
or for Failure by the Company to Renew this Agreement Prior to Change in
------------------------------------------------------------------------
Control. If Executive's employment is terminated prior to a Change in Control by
-------
the Company without Cause or by Executive for "Good Reason" (defined below), or if the Company fails to renew this Agreement after the initial term for one additional two-year term (as provided for in Section 2) and prior to a Change in Control, then the following shall occur: (1) the Company shall pay to Executive within 30 days after the date of such termination Executive's Accrued Compensation; (2) the Company shall pay to Executive within 30 days after the date of such termination a lump sum payment equal to two times the then current Base Salary and target bonus; (3) continued participation in the Company's group health plan(s) at the same benefit level at which the Executive and the Executive's covered dependent(s) participated immediately before the termination of Executive's employment for a period of 2 years after such termination; and, thereafter, for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment; and (4) accelerated vesting of all outstanding stock options held by Executive at the time of Executive's termination of employment, which options shall remain exercisable for their originally scheduled terms.

          For the purposes of this Agreement, "Good Reason" means, without the Executive's prior written consent, if

          (A) the Company reduces Executive's duties or responsibilities or assigns him duties which are materially inconsistent with his duties or which impair his ability to function as Chief Executive Officer; or

          (B) a reduction in the Executive's then current Base Salary or target award opportunity under the Company's annual incentive cash bonus plan or long-term performance incentive or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company); or

          (C) the Company fails to perform or breaches its obligations under any other material provision of this Agreement and does not correct such failure or breach (if correctable) within 60 days following receipt of notice thereof from Executive to the Company; or

          (D) Executive's primary location of business is moved without Executive's consent by more than 50 miles from either of its present locations, Boston, Massachusetts or New York City; or

          (E) the Company reduces Executive's title or removes him as Chief Executive Officer; or

          (F) the Company fails to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

     (e)  Termination by the Company Without Cause or by Executive for Good
          -----------------------------------------------------------------
Reason Following a Change in Control.  If a Change in Control (as defined in
------------------------------------
Schedule A) occurs and if, within 12 months after the date on which the Change
                   ---
in Control occurs, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then Executive will be entitled to receive (1) Accrued Compensation through the termination date; (2) a single lump sum payment equal to 200% of Executive's annual Base Salary and maximum bonus in effect immediately prior to the date Executive's employment ends or the annual Base Salary and maximum bonus applicable to Executive just prior to the Change in Control event, whichever is higher; (3) continued participation in the Company's group health plan(s) at the same benefit level at which Executive and Executive's covered dependent(s) participated immediately before the termination of Executive's employment for a period of 2 years after such termination, and, thereafter, for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment; and (4) accelerated vesting of any outstanding stock options held by Executive on the date

Executive's employment terminates and which options shall remain exercisable for their originally scheduled terms.

     (f) Notwithstanding anything herein to the contrary, if any amounts due to Executive under this Agreement and any other plan or program of the Company constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount Executive would receive if he were paid three times his "base amount," as defined in Section 280G(b)(3) of the Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his base amount less $1.00. The determinations to be made with respect to this
Section 6(f) shall be made by an accounting firm (the "Auditor") jointly selected by the Company and Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm that has not during the two years preceding the date of its selection acted, in any way, on behalf of the Company or any of its subsidiaries. If Executive and the Company cannot agree on the firm to serve as the Auditor, then Executive and the Company shall each select one such accounting firm and those two firms shall jointly select such an accounting firm to serve as the Auditor. If a determination is made by the Auditor that a reduction in the aggregate of all payments due to Executive upon a Change in Control is required by this Section 6(f), Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company. If he does not so specify within 60 days following the date of a determination by the Auditor pursuant to the preceding sentence, the Company shall determine, in its sole discretion, the portion of such reduction, if any, to be made under this Agreement and each plan or program of the Company.

     (g) Except as otherwise provided in this Agreement, Executive's entitlements under applicable plans and programs of the Company following termination of employment will be determined under the terms of those plans and programs.

     7.   No Mitigation; No Offset. Executive will have no obligation to seek
          ------------------------
other employment or to otherwise mitigate the Company's obligations to Executive arising from the termination of Executive's employment, and no amounts paid or payable to Executive by the Company under this Agreement shall be subject to offset for any remuneration to which Executive may become entitled from any other source after Executive's employment with the Company terminates, whether attributable to subsequent employment, self-employment or otherwise except that subsequent employment during the term of this Agreement with an employer providing benefit plans shall result in an offset against benefits payable by the Company hereunder to the extent of the benefits paid by the new employer.

     8.   Confidential Information; Cooperation with Regard to Litigation.
          ---------------------------------------------------------------

     (a)  Nondisclosure of Confidential Information.  During the term of
          -----------------------------------------
Executive's employment and thereafter, Executive will not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information (as defined below) except in the performance of Executive's duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or any of its Affiliates (as defined in Section 8(b) below) or by any administrative or legislative body (including a committee thereof) that requires Executive to divulge, disclose or make accessible such information. In the event that Executive is so ordered, he will give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

     (b) Definition of Confidential Information.  For purposes of this
         --------------------------------------
Agreement, "Confidential Information" means information concerning the business of the Company or any corporation or other entity that, directly or indirectly, controls, is controlled by or under common control with the Company (an "Affiliate") relating to any of its or their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (1) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (2) regarding the Company's business or industry properly acquired by Executive in the course of Executive's career as an executive in the Company's industry and independent of Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Affiliate shall be deemed to be known or available to the public and not to be Confidential Information.

     (c) Cooperation in Litigation.  Executive will cooperate with the Company,
         -------------------------
during the term of Executive's employment and thereafter (including following Executive's termination of employment for any reason), by making Executive reasonably available to testify on behalf of the Company or any Affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to reasonably assist the Company or any such Affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any such Affiliate, as reasonably requested;

provided, however, that the same does not materially interfere with Executive's
--------  -------
then current professional activities. The Company will reimburse Executive, on an after-tax basis, for all expenses reasonably incurred by Executive in connection with Executive's provision of testimony or assistance and if such assistance is provided after Executive's termination of employment, will pay Executive a per diem rate of $2,000.

     9.  Non-solicitation. Executive will not induce or solicit, directly or
         ----------------
indirectly, any employee of the Company or any Affiliate to terminate such employee's employment with the Company or any Affiliate during Executive's employment hereunder and for a period which is the longer of (a) the liquidity period provided in the Amended and Restated Stock Repurchase Agreement between the Company and Executive or (b) 24 months following the termination of this Agreement or any extensions hereto.

          10.  Stock Option Grant.  On the day of the next regular meeting of
               ------------------
the Board beginning in June 1999, Executive shall be granted an option (the "Option") to purchase 100,000 shares of Common Stock pursuant to the Company's Performance Award Plan and pursuant to the terms of the Stock Option Agreement attached as Exhibit A.

          11.  Remedies.  If Executive commits a material breach of any of the
               --------
provisions contained in Section 9 above, the Company will have the right to seek injunctive relief. Executive acknowledges that such a breach of Section 9 could cause irreparable injury and that money damages may not provide an adequate remedy for the Company. Nothing contained herein will prevent Executive from contesting any such action by the Company on the ground that no violation or threatened violation of Section 9 has occurred.

          12.  Resolution of Disputes.  Any controversy or claim arising out of
               ----------------------
or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under
Section 11, shall be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company will continue payment of all amounts and benefits due Executive under this Agreement. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses (with the limitation that, in no event, will the Executive be liable for more than two times the fees paid by Company for Company's counsel services in the arbitration or proceeding), but the Company shall reimburse Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration or court proceeding. Notwithstanding the foregoing, following a Change in Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this section shall be paid on behalf of or reimbursed to Executive promptly by the Company;provided, however, that
                                                --------  -------
Executive shall repay such amounts to the Company if and to the extent the arbitrator(s) determine(s) that any of Executive's litigation assertions or defenses were in bad faith or frivolous.

          13.  Indemnification.
               ---------------

          (a)  Company Indemnity. If Executive is made a party, or is threatened
               -----------------
to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Affiliate or was serving at the request of the Company or any Affiliate as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, then the Company will indemnify Executive and hold Executive harmless to the fullest extent legally permitted or authorized by the Company's articles of incorporation, certificate of incorporation or bylaws or resolutions of the Company's Board to the extent not inconsistent with state laws, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, except to the extent attributable to Executive's gross negligence or fraud), and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or Affiliate and shall inure to the benefit of Executive's heirs, executors and administrators. The Company will advance to Executive all reasonable costs and expenses to be incurred by Executive in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this section shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to Executive and shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

     (b) No Presumption Regarding Standard of Conduct.  Neither the failure of
         --------------------------------------------
the Company (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under the preceding subsection (a) of this section that indemnification of Executive is proper because Executive has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or shareholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

     (c) Liability Insurance.  The Company will continue and maintain a
         -------------------
directors and officers liability insurance policy covering Executive to the extent the Company provides such coverage for its other senior executive officers.

     14. Effect of Agreement on Other Benefits.  Except as specifically
         -------------------------------------
provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

     15. Assignment; Binding Nature.  This Agreement shall be binding upon
         --------------------------
and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred to the successor of the Company or its business if the assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than Executive's rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise specifically provided or permitted hereunder.

     16.  Representations.  The Company represents and warrants that it is
          ---------------
fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any Agreement between it and any other person, firm or organization. Executive represents and warrants that there is no legal or other impediment which would prohibit Executive from entering into this Agreement or which would prevent Executive from fulfilling Executive's obligations under this Agreement.

     17.  Entire Agreement. This Agreement contains the entire understanding and
          ----------------
agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

     18.  Amendment or Waiver. No provision in this Agreement may be amended
          -------------------
unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

     19.  Severability.  In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20.  Survivorship. The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     21.  Beneficiaries/References. Executive shall be entitled, to the extent
          ------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative.

     22.  Governing Law.  This Agreement shall be governed by and construed
          -------------
and interpreted in accordance with the laws of California without reference to principles of conflict of laws.

     23.  Notices. Any notice given to a party shall be in writing and shall be
          -------
deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address of the party indicated below or to such changed address as such party may subsequently give such notice of:

                        If to the Company:  KORN/FERRY INTERNATIONAL

                                            1800 Century Park East
                                            Los Angeles, CA  90067
                                            Attention:  Chairman of the Board


                                            KORN/FERRY INTERNATIONAL
                                            1800 Century Park East
                                            Los Angeles, CA  90067
                                            Attention:  General Counsel


                        If to Executive:    WINDLE B. PRIEM
                                            101 Chestnut Street
                                            Boston, Massachusetts  02108

          IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on the date first above written.

                                      KORN/FERRY INTERNATIONAL



                                      By: /s/ Richard M. Ferry
                                         ----------------------
                                         Richard M. Ferry,
                                         Chairman of the Board



                                      EXECUTIVE


                                         /s/ Windle B. Priem
                                         -----------------------
                                             Windle B. Priem

                                    SCHEDULE A
                        DEFINITION OF CHANGE IN CONTROL
                        -------------------------------

          For the purposes of this Agreement, a "Change in Control" shall mean any of the following:

               (a) an acquisition by any Person (excluding one or more Excluded Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act or a pecuniary interest (as defined in Rule 16a-1(a)(2)) in (either comprising "ownership of") more than 30% of
                                              ------------
          the Common Stock of the Company or voting securities entitled to then vote generally in the election of directors of the Company ("Voting
                                                                       ------
          Stock") then outstanding, after giving effect to any new issue in the
          -----
          case of an acquisition from the Company; or

               (b) approval by the shareholders of the Company of a plan of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company's consolidated assets as an entirety (collectively, a "Business Combination"), other than a Business Combination (1) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% or more of the voting securities of the entity resulting from the Business Combination (or a parent company), and (2) after which no Person (other than any one or more of the Excluded Persons) owns more than 30% of the voting securities of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of Voting Stock immediately before the Business Combination, and (3) after which one or more Excluded Persons own an aggregate number of shares of the voting stock owned by one or more other Persons who are not Excluded Persons (except for any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), each of whom owns more than 5% of the voting stock and who in the aggregate own more than 30% of the voting stock; or

               (c) approval by the Board of Directors of the Company and (if required by law) by shareholders of the Company of a plan to consummate the dissolution or complete liquidation of the Company; or

               (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (a) or (b) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board (the "Incumbent Board");.

          Notwithstanding the above provisions in this Schedule A, no Change in Control shall be deemed to have occurred if a Business Combination, as described in paragraph (b) above, is effected and the Incumbent Board, through the adoption of a Board resolution, determines that, in substance, no Change in Control has occurred.

          "Company" means Korn/Ferry International, a California corporation, its successors, and/or its subsidiaries, as the context requires.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Excluded Person" means

          (a)  the Company

          (b) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act);

          (c) any employee benefit plan of Korn/Ferry International;

          (d) any affiliates (within the meaning of the Exchange Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in part (b) of this definition.

          "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14(d) of the Exchange Act.

                                      A-2